Exhibit 32(ii)

Certification

STATEMENT OF CHIEF ACCOUNTING OFFICER

OF TICE TECHNOLOGY, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tice Technology, Inc. (the “Company”) on Form 10-QSB for the period ended December 31, 2003 as amended and restated and as filed with the Securities and Exchange Commission (the “Report”), I, Sharon Draper, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 11, 2004

/s/ SHARON DRAPER

Sharon Draper, Chief Accounting Officer